EXHIBIT 4.6

                              CONSULTANT AGREEMENT


     This Agreement ("Agreement") is made and entered into as of the 21st day of January, 2004, by and between FONEFRIEND, INC., a Delaware corporation (the "Company") and RR INV HOLDINGS, INC., a Florida corporation (the "Consultant").

                                   WITNESSETH:

     WHEREAS, the Consultant is engaged in the business of providing corporate communication services; and

     WHEREAS, the Company is desirous of retaining the Consultant for the purpose of obtaining investor relations, public relations and corporate communication services for its clients;

     NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     TERM.  This Agreement shall commence as of the date hereof and shall
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continue  in  effect  for  an initial period of six (6) months thereafter unless earlier terminated in accordance with the provisions hereof. This Agreement may be terminated by the Company upon five (5) days advance written notice at any time after the date the Company's registration statement is declared effective by the Securities and Exchange Commission (the "Effective Date"), in the event the Consultant is not performing services hereunder in a manner satisfactory to the Company.

     2.     SERVICES.  The  Company  hereby  engages  Consultant  for  the  term
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specified  in  Paragraph  1  hereof  to  render  such services and advice to the
Company as the Company may request. Company acknowledges the Consultant's ability to relate information regarding Company's activities is directly related to the activities of the Company and the information provided by Company to Consultant. Consultant's duties and services shall include, but will not necessarily be limited to, providing assistance with, preparation of, and undertaking the following activities:

          (a) Investor relations, including handling and responding to inquiries from the investment community and/or the Company's stockholders, whether directly or from the Company's web site;

          (b) Corporate communications, as reasonable requested by the Company;

     3.     COMPENSATION.  For  all  services  rendered by Consultant under this
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Agreement,  the  Consultant  shall be entitled to earn up to an aggregate sum of nine hundred thousand (900,000) shares of the Company's common stock (the "Shares"), subject to the following:

          (a) Within five (5) business days from the date hereof, the Company shall deliver four certificates representing the total amount of the Shares, subject to a restrictive endorsement in accordance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), to an escrow account to be maintained by the Law Offices of Harold H. Martin. The individual certificates will be deemed earned by Consultant upon their release from the escrow account in accordance with the following schedule:

               (i) the first certificate representing four hundred thousand (400,000) shares shall be released to Consultant on the Effective Date of the Company's registration under Form S-3; and

               (ii) contingent upon Consultant's continued performance, and provided this Agreement has not been terminated, the second certificate representing an additional two hundred thousand (200,000) shares be released to Consultant on the date which is forty five (45) days after the Effective Date; and

               (iii) contingent upon Consultant's continued performance, and provided this Agreement has not been terminated, the third certificate representing an additional two hundred thousand (200,000) shares be released to Consultant on the date which is ninety (90) days after the Effective Date; and

               (iv) contingent upon Consultant's continued performance, and provided this Agreement has not been terminated, the fourth and last certificate representing an additional one hundred thousand (100,000) shares be released to Consultant on the date which is one hundred twenty (120) days after the Effective Date.

          (c) In the event this Agreement is terminated by the Company for cause in accordance with Paragraph 1, above, all Shares remaining in the escrow account, which have not been released to Consultant, shall be returned to the Company and Consultant will have no further claim for Compensation hereunder.

          (d) All certificates released from the escrow account and delivered to Consultant shall be issued as "freely tradable" securities, without restrictive endorsement, having been registered under the Company's registration statement filed under Form S-3.

     4.     REPRESENTATIONS  AND  WARRANTIES.  Consultant  hereby  represents,
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warrants  and  covenants  and  agrees  with  the  Company  to  the  following:

          (a) Investment Intent. Consultant is receiving the Shares for its own account (consultant), for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated there under, or any applicable state securities or blue-sky laws;

          (b) Intent to Transfer. Consultant is not party to or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell or pledge the Shares, any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

          (c) Sophistication of Consultant. Consultant has evaluated the merits and risks of acquiring the Shares, that has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Shares and is able to bear the economic risk of acquiring the Share, including the possibility of a complete loss with respect thereto;

          (d) Access to Information. Consultant has had access to such information regarding the business and finances of the Company, the receipt an careful reading of which is hereby acknowledged by Consultant, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operations of the Company including, without limitation, pursuant to a meeting and/or discussions with management of the Company;

          (e) No Guarantees. It never has been represented, guaranteed or warranted to Company by the Consultant, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

               (i) Any gain will be realized by the Company from Consultant's investment in the Shares;

               (ii) There will be any approximate or exact length of time that Consultant will be required to remain as a holder of Shares; or

               (iii) The past performance or experience on the part of the Company, its predecessors or of any other person, will in any way indicate any future results of the Company;

          (f) No Other Representations, Warranties, Covenants or Agreements of the Company. Except as set forth in this Agreement, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein, and Consultant has not and will not rely on any representation, warranty, covenant or agreement except as set forth in this Agreement;

          (g) High Degree of Investment Risk. The investment in the Shares involves a high degree of risk and may result in a loss of the entire amount invested; there is no assurance that the Company's operations will be profitable in the future; and there is no assurance that a public market for shares of Common Stock will continue to exist;

          (h) State of Principal Place of Business. The address set forth at the bottom hereof is Consultant's true and correct principal place of business, and Consultant has no present intention of relocating its principal place of business to any other country, state or jurisdiction;

          (i) No Purchaser Representative. Consultant has not authorized any person or institution to act as the undersigned's "purchaser representative" (as such term is defined in Rule 501 of Regulation D) in connection's investment in Shares, and

          (j) No General Solicitation. Consultant has not received any general solicitation of general advertising regarding the purchase of any of the Shares.

          (k) The Consultant. Agrees and warrants there will be no short selling in, or against, the Company's securities by Consultant.

          (l}     Confidentiality;  Non-Circumvention.  The  Consultant
acknowledges that any and all knowledge or information concerning the Company, its affairs and business activity obtained by Consultant, its principals, employees and/or contractors in the course of its engagement hereunder is strictly confidential, and the Consultant covenants not to reveal same to any other persons and/or entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term hereof or anytime thereafter. Further, the Consultant agrees not to partake, either itself or in conjunction with other third parties, in any activities or dealings that would circumvent, bypass or obviate the business or economic opportunities or best interests of the Company. All information, including but not limited to business operations, software and other intellectual property rights, pertaining to the Company which is forwarded to, or otherwise obtained by the Consultant hereunder, is to be received in strict confidence and used only for the purposes of this Agreement and not in circumvention of any business or economic opportunity or business relationship of the Company. The provisions of this Paragraph shall survive the termination of this Agreement.

     5.     COMPANY  CLIENT'S  INFORMATION.  The  Company  acknowledges that all
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opinions  and  advice  (written  or  oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company (including its officers and directors) in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company (including its officers and directors) shall be entitled to make sure of or rely upon the advice of Consultant to be give here under, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent. The Company recognizes and confirms that, in advising the Company here under, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

     6.     OTHER  CONSULTING  CLIENTS. The Company acknowledges that Consultant
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or its affiliates are in business of providing services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others, provide that Consultant shall not take any action, to the best of is knowledge and belief, that would be contrary to the interests of the Company.

     7.     INDEMNIFICATION.
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          (a)     The  Company agrees to indemnify and hold harmless Consultant, its employees, directors, officers, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, so long as Consultant shall not have engaged in illegal, intentional or willful misconduct, or shall not have been grossly negligent, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

          (b) The Consultant agrees to indemnify and hold harmless the Company, its employees, directors, officers, agents, representatives and controlling persons from and against any and all Damages, including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, if Consultant shall have engaged in illegal, intentional or willful misconduct, or shall have been grossly negligent, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

     8.     INDEPENDENT  CONTRACTOR.  Consultant shall perform its services here
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under  as  an  Independent  Contractor  and  not  as an employee or agent of the
Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any matter, except as may be expressly agreed to by the Company in writing from time to time.

     9.     ARBITRATION.  In the event of any dispute under this Agreement, then
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and  in  such  event,  each party agrees that the same shall be submitted to the
American Arbitration Association ("AAA") in South Florida Region, for its decision and determination in accordance with it rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts of The State of Florida, and shall be enforceable as such.

     10.     NOTICES.  Any  notice to be given by either party to the other here
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under  shall  be  sufficient if in writing and sent by (a) nationally recognized overnight courier, (b) facsimile transmission electronically confirmed, (c) hand delivery against receipt, (d) registered or certified mail, return receipt requested, in each case addressed to such party at the address specified below:

     If  to  Company:     FoneFriend,  Inc.
                          Attn:  President
                          2722  Loker  Avenue  West,  Suite  G
                          Carlsbad,  CA  92008-6607
                          Fax:  (760)  607-2334

     If  to  Consultant:  RR  INV  Holdings,  Inc.
                          Attn:  Robert  Rico
                          3244  N.E.  167th  Street
                          North  Miami  Beach,  FL  33160
                          Fax:  (305)  919-9334

     Or, such other address as either party may have given notice of to the other party, from time to time, in writing.

     11.     MISCELLANEOUS.  This  Agreement  constitutes  the  entire agreement
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between  the  parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties. This Agreement shall be biding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. Either party without the written consent of the other party shall not assign this Agreement. This Agreement may be executed in counterparts. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed on the day of the year first above written.

"CONSULTANT"
RR  INV  HOLDINGS,  INC.



By:    /s/  Robert  Rico
       -----------------
       Robert  Rico
Title: President
Date:  January  21,  2004


"COMPANY"
FONEFRIEND,  INC.



By:    /s/  Jackelyn  Giroux
       -----------------
       Jackelyn  Giroux
Title: President
Date:  January  21,  2004